Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yi Wan Group, Inc. ("the Company") on
Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof ("the Reports"), I, Wu Zeming, Chief
Financial Officer and Chief Accounting Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that to my knowledge:

     (1)  the Reports fully comply with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Reports fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wu Zeming
Wu Zeming, Chief Financial Officer and Chief Accounting Officer

Dated: November 12, 2003